EXHIBIT 23



                                BERNARD J. DONTH
                          Certified Public Accountants
                               2560 RCA Boulevard
                                   Suite 108
                       Palm Beach Gardens, Florida 33410


Amazon Herb Company
1002 Jupiter Park Lane
Jupiter, Florida 33458


RE: AMAZON HERB COMPANY


Dear Sir or Madam:


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our Report dated August 21, 1998, relating to the financial statements of Amazon Herb Company which are contained in this Prospectus.


We also consent to the reference to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.





/s/ BERNARD J. DONTH, C.P.A.
----------------------------
     Bernard J. Donth, C.P.A.


Jupiter, Florida
December 17, 1998